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                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                       OF
                         C. H. ROBINSON WORLDWIDE, INC.


                                   ARTICLE I

                                    OFFICES

     Section 1.01.  Registered Office.  The registered office of C. H. Robinson
                    -----------------
Worldwide, Inc., in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof shall be The Corporation Trust Company.

     Section 1.02.  Other Offices.  The corporation may also have an office or
                    -------------
offices at such other place or places either within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01.  Place of Meetings.  Each meeting of the stockholders of the
                    -----------------
corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the board of directors and specified in the notice of said meeting.

     Section 2.02.  Annual Meetings.  The annual meeting of the stockholders for
                    ---------------
the transaction of such business as may properly come before the meeting shall be held at such place, date and hour as shall be determined by the board of directors.

     Section 2.03.   Special Meetings. A special meeting of the stockholders for
                     ----------------
any purposes may be called at any time by the board of directors.

     Section 2.04.  Notice of Annual and Special Meetings.  Written notice of
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the annual and any special meetings of the stockholders, stating the place, date and hour of the meeting, and for special meetings the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten, nor more than sixty, days before the date of the meeting.

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     Section 2.05.  Business at Annual and Special Meetings.  The business to be
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transacted at any annual or special meeting of stockholders shall be limited to business which is properly brought before the meeting. For the purposes of these by-laws, "properly brought before the meeting" shall mean (i) the business which is specified in the notice of the meeting given by the board of directors,
(ii) otherwise brought before the meeting by order of the board of directors or
(iii) otherwise properly brought before an annual meeting by a stockholder. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting, either by personal delivery or by United States mail, postage pre-paid, to the secretary of the corporation no later than ninety days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting;
(b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the business proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) a representation as to the stockholder's material interest in the business being proposed. The presiding officer of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedure.

     Section 2.06.  Quorum and Adjourned Meetings.  The holders of a majority of
                    -----------------------------
the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which the quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.07.   Required Vote.  When a quorum is present at any meeting,
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the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or by the Certificate of Incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.01.  General Powers.  The business, property and affairs of the
                    --------------
corporation shall be managed under the direction of the board of directors.

     Section 3.02.  Nomination of Directors.  Nominations for the election of
                    -----------------------
directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i), with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii), with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3.03  Quorum and Manner of Acting.  One-half in number of the
                   ---------------------------
directors in office at the time, but not less than three, shall constitute a quorum for the transaction of business at any meeting. If the number of directors in office at the time is not evenly divisible by two, any resulting fraction shall be rounded upwards to the next whole number in calculation of the quorum number. Except as otherwise required by the Certificate of Incorporation or these by-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the board of directors. In the absence of a quorum at any meeting of the Board, such meeting need not be held, or a majority of the directors present thereat or, if no director is present, the secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

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     Section 3.04.  Offices; Place of Meetings.  The board of directors may hold
                    --------------------------
meetings and have an office or offices at such place or places within or without the State of Delaware, as the board of directors may from time to time determine.

     Section 3.05.  Annual Meeting.  The board of directors shall meet for the
                    --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual meeting of stockholders. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the board of directors.

     Section 3.06.  Regular Meeting.  Regular meetings of the board of directors
                    ---------------
shall be held at such places and at such times as the board of directors shall from time to time determine. Notice of regular meetings of the board of directors need not be given.

     Section 3.07.  Special Meetings.  Special meetings of the board of
                    ----------------
directors shall be held whenever called by the chairman of the board, the chief executive officer or any two of the directors. Notice of each such meeting shall be mailed by the secretary to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to beheld, or shall be sent to him or her at his or her residence or at such place of business by facsimile, electronic or similar means, or be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by facsimile, electronic or similar means, or by mail, whether before or after such meeting shall be held, or if he or she shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

     Section 3.08.  Organization.  At each meeting of the board of directors,
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the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any director chosen by a majority of the directors present thereat, shall preside. The secretary, or in his or her absence an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 3.09.  Order of Business.  At all meetings of the board of
                    -----------------
directors business shall be transacted in the order determined by the board of directors.

     Section 3.10.  Action by Consent.  Any action required or permitted to be
                    -----------------
taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or

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of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.

     Section 3.11.  Telephone, etc. Meetings.  Members of the board of
                    ------------------------
directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

     Section 3.12.  Resignation.  Any director of the corporation may resign at
                    -----------
any time by giving written notice of his or her resignation to the chairman of the board, the chief executive officer or the secretary of the corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.13.  Compensation.  Each director, in consideration of his or her
                    ------------
serving as such, shall be entitled to receive from the corporation such consideration per annum or for attendance at directors' and committee meetings, or both, as the board of directors shall from time to time determine. The board of directors may likewise provide that the corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account to his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

     Section 3.14.  Indemnification of Directors and Officers.  The corporation
                    -----------------------------------------
shall indemnify its directors and officers in the manner and to the extent provided in the Certificate of Incorporation.

     Section 3.15.  Removal.  Any director or the entire board of directors may
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be removed at any time but only for cause.

     Section 3.16.  Super-Majority.  Subject to Article IV of the Certificate of
                    --------------
Incorporation, without the approval of 66-2/3% of all "Disinterested Directors" (to the extent that the application of such percentage results in a fractional number, rounded up to the nearest whole number of directors) the corporation shall not and it shall not permit any subsidiary of the corporation to:

          (a) Acquire, consolidate with or merge into another person or entity, if the aggregate consideration for such transaction exceeds $50 million, except that any subsidiary may consolidate with or merge into the corporation under the provisions of Section 253 of Delaware Law or into or with any wholly owned subsidiary of the corporation.

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          (b) Convey, transfer, lease or otherwise dispose of assets or properties of the corporation, or any of its subsidiaries, if the aggregate consideration exceeds $50 million, except that any subsidiary of the corporation may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to the corporation or any wholly owned subsidiary of the corporation and except that the corporation may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to any wholly owned subsidiary of the corporation.

          (c) Make any recommendation to the stockholders with respect to a pending tender offer.

          (d) Issue, sell, assign, pledge or otherwise dispose of any shares of, or any securities convertible into, Common Stock of the corporation or any subsidiaries of the corporation except that:

          (i) the corporation may issue up to 500,000 shares of Common Stock in any one transaction or series of related transactions, for any purpose authorized by the board including acquisitions;

         (ii) the corporation may sell or assign to any wholly owned subsidiary of the corporation, and any subsidiary of the corporation may issue, sell, assign, pledge or otherwise dispose of to the corporation or any wholly owned subsidiary of the corporation, shares of or any warrants, rights or options to acquire any securities convertible into, stock of any subsidiary;

        (iii) the corporation may issue shares in connection with stock option plans and other stock-based plans approved by the stockholders and administered by the board of directors; and

          (iv) any subsidiary may issue, sell, assign, pledge or otherwise dispose of any (a) shares of, or any warrants, rights or options to acquire any securities convertible into, stock of such subsidiary, or any other assets or property of such subsidiary.

          (e) Increase the size of the board of directors.

          (f)  Agree to do any of the foregoing.

          (g)  Amend this Section 3.16.

For purposes of this Section 3.16, a "Disinterested Director" shall mean any director who does not have a financial interest in the outcome of such vote (other than as a stockholder of the corporation). Notwithstanding the foregoing, the term Disinterested Director shall not include any director who has an interest in the outcome of the vote if such director is an employee of the corporation ("Management Director"), and (i) the

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transaction giving rise to the vote is an acquisition, merger or consolidation of the corporation (or any subsidiary) with or by a person or entity which is not affiliated with such Management Director (before completion of such transaction), (ii) such Management Director has not initiated discussions concerning such transaction with such person or entity and (iii) such person or entity has not, at the time of such vote, entered into management equity or employment arrangements with such Management Director; provided, however, the
                                                       --------  -------
foregoing shall not be deemed to prohibit such Management Director from entering into customary management equity and employment arrangements after the vote to facilitate completion of such transaction.

                                   ARTICLE IV

                                   COMMITTEES

     The board of directors may, by resolution or resolutions passed by a majority of the full board of directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V

                                    OFFICERS

     Section 5.01.  Number.  The principal officers of the corporation shall be
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chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents (the number thereof to be determined by the board of directors and one or more of whom may be designated as executive or senior vice presidents), a secretary and a treasurer. The board of directors may also elect a chairman of the board. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person. The offices of the corporation for which officers may be elected shall be set forth, from time to time, by resolution of the board of directors.

     Section 5.02.  Election, Qualifications and Term of Office.  Each officer
                    -------------------------------------------
of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected by the board of directors from time to time, and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

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     Section 5.03.  Other Officers.  The corporation may have such other
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subordinate officers, agents and employees as the chief executive officer may deem necessary, including one or more assistant secretaries, one or more assistant treasurers, a controller and one or more assistant controllers, each of whom shall hold office for such period, have such authority, and perform such duties as the chief executive officer may from time to time determine.

     Section 5.04.  Removal.  Any officer may be removed, either with or without
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cause, by the vote of a majority of the full board of directors or, except in case of any officer elected by the board of directors, by any officer upon whom
the power of removal may be conferred by the board of directors.   Such removal
from office shall not affect any rights which such removed officer may have under any employment or stockholder agreement.

     Section 5.05.  Resignation.  Any officer may resign at any time by giving
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written notice to the board of directors or to the chief executive officer.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.06.  Vacancies.  A vacancy in any office because of death,
                    ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election or appointment to such office.

     Section 5.07.  Chairman of the Board.  The chairman of the board, if one is
                    ---------------------
elected, shall preside at all meetings of the stockholders and of the board of directors and shall perform such other duties and have such responsibilities as the board of directors may from time to time determine.

     Section 5.08.  Chief Executive Officer.  The chief executive officer shall
                    -----------------------
have general supervisory management over the business of the corporation, shall report to the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general control of the board of directors. In the absence of the chairman of the board for any reason, including the failure of the board of directors to elect the chairman of the board, or in the event of the chairman's inability or refusal to act, the chief executive officer shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board.

     Section 5.09.  President.  The president shall be responsible for the
                    ---------
active management of the business of the corporation, shall perform such other duties as may be prescribed by the board of directors or the chief executive officer and shall have authority to execute such contracts and take such actions required in connection therewith. In the absence of the chief executive officer for any reason, including the failure of the board of directors to elect a chief executive officer, or in the event of the

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chief executive officer's inability or refusal to act, the president or any vice president designated by the board shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

     Section 5.10.  Vice President.  The vice president or, if there be more
                    --------------
than one, the vice presidents, in the order determined by the board of directors (or if there is no such determination, then in the order of their election), shall, in the absence of the president for any reason, including the failure of the board of directors to elect a president or in the event of the president's inability or refusal to act, perform the duties of the president, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the president. The vice president shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

     Section 5.11.  Secretary.  The secretary shall record or cause to be
                    ---------
recorded in books provided for the purpose the minutes of the meetings of the stockholders, the board of directors and all committees of which a secretary shall not have been appointed, shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may, from time to time, be assigned to him or her by the board of directors or the chief executive officer.

     Section 5.12.  Assistant Secretary.  The assistant secretary, or if there
                    -------------------
be more than one, the assistant secretaries, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary for any reason, including the failure of the board of directors to elect a secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors or president may from time to time prescribe. Any assistant secretary shall have authority to attest by his or her signature to the same extent as the secretary.

     Section 5.13.  Treasurer.  The treasurer shall have charge and custody of,
                    ---------
and be responsible for, all funds and securities of the corporation, and shall deposit all such funds to the credit of the corporation in such banks, trust companies or other depositories as shall selected in accordance with the provisions of these by-laws; shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursements, and shall render to the board of directors, whenever the board may require him or her so to do, and shall present at the annual meeting of the stockholders a statement of all his or her transactions as treasurer; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

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     Section 5.14.  Assistant Treasurer.  The assistant treasurer, or if there
                    -------------------
be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer, for any reason, including the failure of the board of directors to elect a treasurer, or the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and perform such other duties and have such other powers as the board of directors and president may from time to time prescribe.

     Section 5.15  Compensation.  The compensation of the officers shall be
                   ------------
fixed from time to time by or in the manner prescribed by the board of directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. The application of this Section 5.15 shall not affect the right any officer may have regarding compensation under an employment agreement.

                                   ARTICLE VI

                                   AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose)
(i) except for Sections 3.15 and 3.16, by a majority vote of the shares represented and entitled to vote at such meeting and (ii) in the case of Sections 3.15 and 3.16 by the affirmative vote of 66-2/3% of all of the shares outstanding. Subject to the Delaware Law (as defined in the Certificate of Incorporation), the Certificate of Incorporation and the provisions of Section
3.16 hereof, the board of directors may by a majority vote of all directors amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

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